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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2007

ISRAEL TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel	54030
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (011) 972-3-532-5918

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 29, 2007, Israel Technology Acquisition Corp. (“ITAC”) announced that IXI Mobile, Inc. (“IXI”), the company with which it is seeking to consummate a business combination, entered into an amendment to an agreement, through its wholly owned subsidiary, IXI Mobile (R&D) Ltd., with an existing major instant messaging provider. The original agreement, which would have expired in November 2007, required a minimum fee commitment from IXI of $7,980,000 through September 2007. The new agreement will now expire in September 2009 and will replace the former minimum commitment with a new minimum fee commitment of only $2,805,000 through September 2009. A copy of the press release for such announcement is attached to this Report as Exhibit 99.1.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit	Description

99.1	Press release of Israel Technology Acquisition Corp. dated May 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2007	ISRAEL TECHNOLOGY ACQUISITION CORP.

	By:	/s/ Israel Frieder
Name: Israel Frieder
Title: Chief Executive Officer